CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of Franklin Value Investors Trust on Form N-1A, File No 33-31326, of our report dated December 6, 2000, relating to the financial statements and financial highlights of Franklin Value Investors Trust which appear in the October 31, 2000 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."


                                /s/  PricewaterhouseCoopers LLP
                                -------------------------------
                               PricewaterhouseCoopers LLP


San Francisco, California
December 17, 2001